UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

July 18, 2006 (July 12, 2006)
(Date of Report (date of earliest event reported))

MortgageIT Holdings, Inc.
(Exact name of Registrant as specified in its charter)

Maryland	1-32213	20-0947002
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification Number)
33 Maiden Lane New York, NY		10038
(Address of principal executive office)		(Zip Code)

(212) 651-7700
(Registrant's telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

MortgageIT Holdings, Inc. (the ‘‘Company’’) entered into (i) a Master Repurchase Agreement (the ‘‘MRA’’), dated July 12, 2006 (the ‘‘Effective Date’’), among the Company and MortgageIT, Inc. (collectively, the ‘‘Sellers’’) and DB Structured Products, Inc. (the ‘‘Buyer’’) providing, among other things, for the transfer of mortgage loans by the Sellers to the Buyer and a simultaneous agreement by the Buyer to transfer those mortgage loans to the Sellers on a specified date and (ii) a Custodial and Disbursement Agreement, dated as of the Effective Date (the ‘‘Custodial Agreement’’), among the Buyer, the Sellers and Deutsche Bank National Trust Company, as custodian (the ‘‘Custodian’’) providing, among other things, for the delivery of mortgage loans by the Sellers to the Custodian as security for their obligations under the MRA. As a result of the transactions contemplated by the MRA, the Buyer has made available, on a committed basis, interim financing to the Sellers, in an amount of up to $5.0 billion and for a period ending no later than 364 days after the Effective Date, in connection with the origination or acquisition from time to time of mortgage loans by the Sellers. The Sellers will pledge the financed mortgage loans under the Custodial Agreement to secure amounts made available to the Sellers by the Buyer. The Sellers are jointly and severally liable for all obligations under the MRA, including for all amounts made available by the Buyer under the MRA.

Financing is provided under the MRA based on LIBOR plus a spread. The amount of the financing provided by the MRA is subject to limits on the portion of the financed mortgage loans that may have specified characteristics. The MRA contains a number of restrictive and other covenants that, among other things, require the Sellers to maintain a minimum ratio of liabilities to tangible net worth and minimum levels of tangible net worth, liquidity and net income, as well as to comply with applicable regulatory and investor requirements. The foregoing descriptions of the MRA and the Custodial Agreement are qualified in their entirety by reference to the MRA and the Custodial Agreement, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

On July 12, 2006, the Company announced that it signed a definitive agreement to be acquired by the Buyer.

* * * *

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits.

10.1	Master Repurchase Agreement, dated July 12, 2006, among MortgageIT Holdings, Inc., MortgageIT, Inc. and DB Structured Products, Inc.

10.2	Custodial and Disbursement Agreement, dated as of July 12, 2006, among MortgageIT Holdings, Inc., MortgageIT, Inc., Deutsche Bank National Trust Company and DB Structured Products, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORTGAGEIT HOLDINGS, INC.
By:	/s/ Andy Occhino
Andy Occhino Secretary

Date: July 18, 2006

MORTGAGEIT HOLDINGS, INC.
CURRENT REPORT ON FORM 8-K
Report Dated July 18, 2006 (July 12, 2006)
EXHIBIT INDEX

Exhibit No.	Description
10.1	Master Repurchase Agreement, dated July 12, 2006, among MortgageIT Holdings, Inc., MortgageIT, Inc. and DB Structured Products, Inc.
10.2	Custodial and Disbursement Agreement, dated as of July 12, 2006, among MortgageIT Holdings, Inc., MortgageIT, Inc., Deutsche Bank National Trust Company and DB Structured Products, Inc.